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                                                                    Exhibit 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                  We consent to the reference to our firm under the caption
"Experts" in the Registration Statement (Form S-8 No. 333-     ) pertaining to
the 1997 Consultants Stock Incentive Plan of Sensormatic Electronics Corporation and to the incorporation by reference therein of our report dated August 14, 1997 with respect to the consolidated financial statements and notes thereto of Sensormatic Electronics Corporation included in its Annual Report on Form 10-K for the fiscal year ended June 30, 1997 filed with the Securities and Exchange Commission.



                                               /s/ ERNST & YOUNG LLP

West Palm Beach, Florida
December 20, 1997


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